Exhibit 3.7

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADS RENEWABLE ENERGY—WOLF CREEK, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE ELEVENTH DAY OF SEPTEMBER, A.D. 2009, AT 6:49 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SESCO-WOLF CREEK LFG, LLC” TO “ADS RENEWABLE ENERGY—WOLF CREEK, LLC”, FILED THE SEVENTEENTH DAY OF MAY, A.D. 2012, AT 4:18 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADS RENEWABLE ENERGY—WOLF CREEK, LLC”.

4729963 8100H

121188251

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957496

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

SESCO-WOLF CREEK LFG, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is SESCO-WOLF CREEK LFG, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 10th day of September, 2009.

SESCO-WOLF CREEK LFG, LLC

Christian B. Mills,

Authorized Person of Company

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

SESCO-WOLF CREEK LFG, LLC

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being the sole Member of SESCO-Wolf Creek LFG, LLC (the “Company”), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1 The name of the limited liability company is SESCO-Wolf Creek LFG, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety and replacing it as follows:

“ARTICLE I—NAME

The name of this limited liability company is ADS Renewable Energy—Wolf Creek, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned Member has executed this Certificate of Amendment this 17th day of May, 2012.

SUSTAINABLE ENERGY SOLUTIONS, LLC

By:

Christian B. Mills, Vice President